Exhibit 10.11

SECURED PROMISSORY NOTE

CAD $500,000	Toronto, Ontario
February 13, 2014

FOR VALUE RECEIVED, Gilla, Inc. (“Gilla”), a Nevada Corporation hereby covenants and promises to pay to Gravitas Financial Inc. (the “Lender”), in the manner hereinafter provided, the principal sum of five hundred thousand Canadian dollars plus accrued interest ($500,000 CAD) (the “Loan”).

The Loan shall be due and payable on or before August 13, 2014 and the Loan will be subject to 10% interest per annum, such interest will accrue monthly and be added to the principal. The Loan will be secured by a General Security Agreement. The Lender will have the right to convert the Loan into any future financing prior to full repayment of the Loan.

Events of Default:  In the event of default (missed payment) the Borrowers will have 15 days to liquidate sufficient assets to cover the note plus interest.  Interest will continue to accrue during the default period.

Except as otherwise expressly provided herein, any notice, report or other communication which may be or is required to be given or made pursuant to this Agreement shall be in writing and shall be deemed to have been validly served, given or hand delivered or sent by facsimile, or other electronic communication, or three (3) days after deposit in the mail with Canada Post, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

if to the Borrowers, at:

Gilla Inc.
110 Yonge Street
Suite 1602
Toronto, ON
M5C 1T4
Attention:  Ashish Kapoor
Email: ashish@gillainc.com

if to the Lender, at:

Gravitas Financial Inc.
333 Bay Street,
Suite 650
Toronto, ON
M5H 2S5
Attention:  David Carbonaro

This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the Province of Ontario, and the laws of Canada applicable therein.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date and at the place first above written.

GILLA INC.

By: /s/ Ashish Kapoor
Name: Ashish Kapoor
Title: Chief Financial Officer

GRAVITAS FINANCIAL INC.

By: /s/ David Carbonaro
Name: David Carbonaro
Title: Director